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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 4 to Form S-4 Registration Statement filed on Form S-3 (No. 333-32191) and related Prospectus of National-Oilwell, Inc. and to the incorporation by reference therein of our report dated October 31, 1997, with respect to the consolidated financial statements of National-Oilwell, Inc. included in its Current Report (Form 8-K), filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP

Houston, Texas
November 4, 1997